EQUIPMENT PURCHASE AGREEMENT

The Equipment Purchase Agreement (the “Agreement”) is made and effective February 1, 2017:

BETWEEN:	Yiw Hon Impt & Exprt Co., Ltd. (the “Seller”), whose address Bldg. 8, Bldg. 9, New Area, Xinhua, Houzhai St., Yiwu, Zhejiang, China (Mainland)
AND:	Soldino Group Corp (the “Buyer”), whose address is Via Busco, 4, Spresiano, Treviso 31027 Italy

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

1.      AGREEMENT:  The “Seller” hereby sells, conveys and transfers to the “Buyer” all rights, title and unto the machinery, equipment, raw materials hereinafter referred to collectively as equipment and raw materials, described in the attached as Schedule I. The “Buyer” has the right to made additional purchase of the equipment or raw materials for the period of one year from the date of signing this Agreement.

2.      DELIVERY AND ACCEPTANCE: The equipment will be deemed received by the “Buyer” when delivered to the “Buyer” at Via Busco, 4, Spresiano, Treviso 31027 Italy.

The method of shipment will be door-to-door shipment, from the warehouse of the “Seller” to the place of delivery of the “Buyer”, specified as CPT (Carriage paid to) in accordance to Incoterms (International Commercial Terms 2010, CC. Retrieved March 14, 2014). The “Seller” will be responsible for all shipping services until the goods will be deemed received by the “Buyer”.

Upon acceptance by the “Buyer” of the equipment, which acceptance shall be identified by the “Seller” taking possession of the equipment, such acceptance shall acknowledge that the equipment is in good order and condition and that the “Buyer” is satisfied with same and that the “Seller” has made no representation or warranty, expressed or implied, with respect to such item of equipment.  All equipment is sold in an “as is” condition.

3.      PURCHASE PAYMENTS: The “Buyer” will pay to the “Seller” the sum in USD currency, which will be specified in the invoice to each order of the equipment by the “Buyer”. The “Buyer” must pay 100% of the total amount only then shipment will be arranged.

The “Buyer” will make payment by wire transfer for the equipment before the time when the “Seller” arranges the equipment.

4.      FORCE MAJEURE: The “Seller” may, without liability, delay performance or cancel this Agreement on account of force majeure events or other circumstances beyond its control, including, but not limited to, strikes, acts of God, political unrest, terrorism, embargo, failure of source of supply, or casualty.

5.      MAINTENANCE AND REPAIR:  All maintenance and repair costs to the equipment shall be paid by the “Buyer” is hereby relieved from any responsibility to maintain or repair said equipment, all said equipment being sold in an “as is” condition.

6.      MISCELLANEOUS: This Agreement contains the entire agreement between the Parties and supersedes and replaces all such prior agreements with respect to matters expressly set forth herein. No modification shall be made to this Agreement except in writing and signed by the both Parties. This Agreement shall be binding upon the Parties and their respective heirs, executors, administrators, successors, assigns and personal representatives.

7.      NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The “Seller”: /s/ Wenhua Zhang Signature Yiw Hon Impt & Exprt Co., Ltd.
The “Buyer”: /s/Aurora Fiorin Signature Soldino Group Corp

Schedule I

Equipment List

Assets:

№	Goods	Q-ty
1.	BONMAC 600-01CB cover stitch interlock sewing machine	1
2.	Garment ironing machine XTT-A, unit	1
3.	Industrial Overlock Sewing Machine Price KS-752-13/DD, unit	1
4.	EM-1010 Home Embroidery Machine	1
5.	LED lamp, unit	2
6.	Table and chair, set	1
7.	Sewing Thread, piece	200
8.	Cotton Textile white, roll	4
9.	Cotton Textile dark blue, roll	3
10.	Cotton Textile orange, roll	2
11.	Cotton Textile grey, roll	3
12.	Lining fabric, roll	5

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